EXHIBIT 10.6
AMENDMENT NO. 6
TO
CREDIT AGREEMENT
     THIS AMENDMENT is entered into effective as of the 23rd day of June, 2005, by and between WINLAND ELECTRONICS, INC., a Minnesota corporation (the “Borrower”) and M&I MARSHALL & ILSLEY BANK, a banking corporation organized and existing under the laws of Wisconsin (“Bank”).
     WHEREAS, Borrower and the Bank have entered into that certain Credit and Security Agreement dated as of June 30, 2003, as amended (the “Credit Agreement”) pursuant to which Bank has agreed to provide a revolving credit facility and a term loan facility to Borrower on the terms and conditions contained therein; and
     WHEREAS, Borrower and Bank desire to amend certain provisions of the Credit Agreement.
     NOW, THEREFORE, Bank and Borrower hereby agree as follows:
     1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.
     2. Borrowing Base. The definition of “Borrowing Base” as set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting said definition in its entirety and replacing the same with the following: “Borrowing Base” means, at any time the lesser of
a. the Maximum Line; or
b. the sum of (i) 80% of Eligible Accounts, plus (ii) the lesser of (a) 50% of Eligible Inventory, or (b) 1,500,000.00.”
     3. Borrowing Base Certificate. The form of Borrowing Base Certificate attached as Exhibit C to the Credit Agreement is hereby deleted in its entirety and replaced with the form attached hereto as Exhibit A.
     4. Eligible Accounts. Subsection (ix) under the definition of “Eligible Accounts” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
(ix) That portion of Accounts owed by an account debtor, regardless of whether otherwise eligible, which exceeds 15%, or, as to Accounts owed by Select Comfort, 40% (or in any event such lower percentage as Lender may designate upon a determination by Lender that the quality of any Account has been diminished) of all Accounts owed by all account debtors.

     5. Maturity Date. The definition of Maturity Date as set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the date “June 28, 2005,” and replacing it with the date “June 30, 2006.”
     6. Miscellaneous. Except as specifically set forth herein, the Credit Agreement shall remain in full force and effect, with no other modification or waiver. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Wisconsin. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement. The Borrower hereby restates and reaffirms its obligation under the Credit Agreement to pay on demand all costs and expenses, including (without limitation) attorneys’ fees, incurred by the Lender in connection with the Obligations, this Amendment, the Loan Documents, and any other document or agreement related hereto, and the transactions contemplated hereby.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to Credit Agreement to be executed as of the day and year first written above.

M&I	Marshall & Ilsley Bank	Winland	Electronics, Inc.

By	/s/ Doug Pudvah	By	/s/ Jennifer A. Thompson
	Doug Pudvah		Jennifer A. Thompson
	Its Vice President		Its Chief Financial Officer

By	/s/ John W. Howard, Jr.
John W. Howard
Its Senior Vice President

Exhibit C to Credit and Security Agreement
Borrowing Base Certificate

Total
Accounts Receivable Balance (As of_______)	$___

Less: Over 90 days past invoice date
Cross-Age (> 10% past due, contra, 15% concentration, 40% Concentration on Select Comfort)
Other ineligible

Total Ineligible A/R	$___
Eligible Accounts Receivable	$___
Available A/R at 80%	$___

Inventory Value (As of )	$___
Less: WIP Inventory
Other ineligible

Total Ineligible Inventory	$___
Eligible Inventory	$___
Available Inventory at 50% (capped at $1,500,000)	$___

Borrowing Base Availability (before Cap) Capped at $2,500,000	$___
Borrowing Base Availability (after Cap)	$___

Less: Letters of Credit
Less: Outstanding Advances

Net Availability	$___